UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2019 (May 23, 2019)

Infinity Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-17204	20-3126427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11900 College Blvd., Suite 310, Overland Park, KS 66210

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (913) 948-9512

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

As reported in a current report on Form 8-K on May 8, 2015, effective May 7, 2015, Infinity Energy Resources, Inc. (the “Company”) completed the May 2015 Private Placement of a $12.0 million principal amount secured convertible note (the “Convertible Note”) and Warrant to purchase 1,800,000 shares of the Company’s common stock, $0.0001 par value (the “Warrant”).

The Convertible Note and Warrant were issued pursuant to a Securities Purchase Agreement, dated May 7, 2015, by and between the Company and the Investor. The May 2015 Private Placement was made pursuant to an exemption from registration under such Act. At the closing, the Investor acquired the secured convertible note by paying $450,000 in cash and issuing a secured promissory note, secured by cash, with an aggregate initial principal amount of $9,550,000 (the “Investor Note”).

On May 4, 2017, the Investor notified the Company that it elected to effect an Investor Optional Offset under Section 7(a) of the Investor Note of the full $9,490,000 principal amount outstanding under the Investor Note against $9,490,000 in aggregate principal outstanding under the Convertible Note. It did so by surrendering and concurrently cancelling $9,490,000 in aggregate principal of the Convertible Note in exchange for the satisfaction in full and cancellation of the Investor Note. The Convertible Note had an aggregate outstanding principal balance of $11,687,231 as of the date of the exchange. The Investor requested the Company to deliver a new convertible note (the “Replacement Note”) with respect to the remaining principal balance of $2,197,231 to replace the Convertible Note. The aggregate outstanding principal balance of $11,687,231 of the Convertible Note included an approximate $2.0 million original issue discount; however, the Investor funded only $510,000 under the Investor Note. The Company had recorded the fair value of the Replacement Note assuming that the remaining par value is $2,197,231 as asserted by the Investor. The Replacement Note provided for a maturity date of May 7, 2018, a conversion price of $0.50 per share and was due in monthly installment payments through May 2018 either in cash or stock, among other terms. The Company did not repay the Replacement Note at its maturity and it was therefore in technical default. The Replacement Note was to be secured to the same extent as the Convertible Note. The Company and the Holder have negotiated a resolution of thess outstanding matters regarding the default status and the issuance of the Replacement Note under the terms of the financing.

On May 23, 2019, the Parties agreed to an omnibus resolution to these outstanding matters and entered into an Exchange Agreement and a Side-Letter Agreement as described below:

Exchange Agreement Under the Exchange Agreement, the Investor exchanged all of its rights under the original securities” issued in the May 2015 Private Placement (including: i. Convertible Note subject to the Optional Offset with a current balance of $2,197,231.00, ii. Related accrued interest under the Convertible Note with a balance of $26,107.52 as of March 31, 2019, iii. Warrant to purchase 1,800,000 common shares (post-split basis), iv. Related Securities and Pledge Agreement, v. Related Guarantee Agreement and the, vi. Related Registration Rights Agreement) (the “Original Securities”) for 770,485 fully paid and nonassessable shares of the Company’s common stock, par value $0.0001.

Upon consummation of the exchange transactions described above, the Holder no longer owns any of the Original Securities including any rights thereunder, and the Company cancelled the certificate(s) and other physical documentation evidencing the ownership of the Original Securities.

Side-letter Agreement Concurrent with the Exchange Agreement described above the parties also entered into a side-letter agreement (the “Side-Letter Agreement”). The Side-Letter Agreement provides that on November 23, 2019, the Company will, if required if required under the Side-letter Agreement, issue additional shares of common stock to the Investor based on an increase in the fully-diluted shares outstanding (as defined below) of the Company from the date of the Side-Letter Agreement’s execution to its six-month anniversary (the “True-Up Shares”). The issuance of the True-Up Shares, if any, shall provide the Holder with rights to acquire additional shares to be calculated according to the following formula:

●	A-B= Aggregate Number of Rights Shares
●	A = 9.99% of shares of Common Stock outstanding on the Six-Month Anniversary (calculated based on the Number of Fully-Diluted Shares Outstanding (as defined below))
●	B = The shares of Common Stock Issued to the Purchaser contemporaneously with the Agreement

For the purposes of this Side-Letter Agreement, “Number of Fully-Diluted Shares Outstanding” means, as of any time of determination, the sum of (i) the aggregate number of issued and outstanding shares of common stock as of such time of determination, (ii) the aggregate maximum number of shares of common stock issuable on an as-converted and as-exchanged basis, as applicable (excluding any exercise of warrants to purchase Common Stock and all Rights issued pursuant to the Agreement), pursuant to all capital stock and all other securities of the Company or any of its Subsidiaries (excluding any warrants to purchase common stock and all rights to acquire common shares issued pursuant to the Side-Letter Agreement) outstanding as of such time of determination (or issuable pursuant to agreements in effect as of such time).

Notwithstanding the foregoing, if any warrants to purchase common stock are outstanding (or issuable upon conversion or exchange of securities outstanding) as of the six-month anniversary of the Side-Letter Agreement (each, an “Outstanding Warrant”), on such six-month anniversary the Company shall issue the Investor an additional right to acquire a warrant (the “New Warrant”) exercisable into 9.99% of the shares of common stock issuable upon exercise of all Outstanding Warrants as of the six-month anniversary (the “New Warrant Shares”). The New Warrant Shares shall be of like tenor to the Outstanding Warrants.

The Company also agrees that from the date of the Side-Letter Agreement until a date that is twelve (12) months from the date on which the Side-Letter Agreement was executed, the Company will not raise capital at a price that is below $0.10 per share (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) without the Investor’s consent.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02. The common stock issued in exchange for the Original Securities was issued in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.63	Exchange Agreement dated May 23, 2019.
Exhibit 10.64	Side-letter Agreement dated May 23, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2019

Digital Ally, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer